Investor Update Fourth Quarter 2023 Accurate as of March 2024

ProAssurance Overview

ProAssurance Investor Briefing | March 2024 3 Mission, Vision, & Values The ProAssurance Mission We Protect Others. Corporate Values Integrity | Leadership | Relationships | Enthusiasm Our Brand Promise We will honor these values in the execution of treated fairly to perform our mission and realize our vision.

ProAssurance Investor Briefing | March 2024 4 At a Glance All employee and financial data as of 12/31/23. Business Unit Principal Offices Employees Lines of Business HCPL 8 600 Healthcare professional liability Medmarc 1 34 Medical technology liability Small Business Unit 1 104 Podiatrists, chiropractors, dentists, and lawyers Eastern 7 254 Workers’ Compensation & captive facilities (all lines) PRA Corporate 1 102 Corporate functions Healthcare-centric specialty insurance writer Specialty Property & Casualty Healthcare Professional Liability (HCPL) Life Sciences and Medical Technology Liability Small Business Unit Lloyd’s of London Syndicates Workers' Compensation Insurance Segregated Portfolio Cell (SPC) Reinsurance Total Assets: $5.6 billion Shareholders' Equity: $1.1 billion Claims-Paying Ratings A.M. Best: “A” (Excellent) Fitch: “A-” (Strong) 19 locations, with operations in three countries 1,094 employees Writing in 50 states & DC Corporate Headquarters Claims Offices Claims/Underwriting Offices Underwriting Offices Cayman Islands Lloyds

ProAssurance Executive Leadership

ProAssurance. Treated Fairly



Ned Rand - *President & Chief Executive Officer*

Mr. Rand became President and CEO in 2019, after serving as COO, CFO, Executive VP, and Senior VP of Finance at ProAssurance since joining the company in 2004. Prior to joining ProAssurance, he served in a number of financial roles for insurance companies.

Mr. Rand is a CPA and graduate of Davidson College (B.A., Economics)



Noreen Dishart
Executive Vice President &
Chief Human Resources Officer



Rob Francis
President
Healthcare Professional Liability



Dana Hendricks
Executive Vice President
& Chief Financial Officer



Jeff Lisenby
Executive Vice President
& General Counsel



Karen Murphy
President
Life Sciences



Kevin Shook
President, Workers' Compensation & Segregated Portfolio Cell Reinsurance



Ross Taubman
President
Small Business Unit
Retiring March 31, 2024

Executive Team bios available on our website at Investor.ProAssurance.com/OD

ProAssurance Investor Briefing | March 2024

5

ProAssurance Investor Briefing | March 2024 6 ProAssurance Board of Directors Director bios available on our website at Investor.ProAssurance.com/OD Maye Head Frei C M. James Gorrie N/C Ziad R. Haydar, MD C Edward L. Rand, Jr E Frank A. Spinosa, DPM N/C Katisha T. Vance, MD N/C A - Audit Committee C - Compensation Committee E - Executive Committee N/C - Nominating/Corporate Governance Committee Underlined - Chair Scott C. Syphax C Samuel A. Di Piazza, Jr A, E Fabiola Cobarrubias, MD A Kedrick D. Adkins, Jr A Thomas A.S. Wilson, Jr, MD N/C Bruce D. Angiolillo Independent Chair E

ProAssurance Investor Briefing | March 2024 7 ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

ProAssurance Investor Briefing | March 2024 8 Operating and Reportable Segments Update Q3 2023 Event ProAssurance decided to discontinue participation in the results of Lloyd’s Syndicate 1729 effective December 31, 2023 Results from our participation in Syndicate 1729 from open underwriting years prior to 2024 will continue to earn out pro rata over the entire policy period of the underlying business. Resulting Segment Consolidation* As a result of the ceased participation in Syndicate 1729 for the 2024 underwriting year, we changed our segment reporting Underwriting results from our participation in Lloyd’s will are now reported in the Specialty P&C segment. Investment results of assets allocated to the Syndicate and U.K. income taxes are now reported in the Corporate segment. *All prior period segment information has been recast to conform with our current segment reporting structure

ProAssurance Investor Briefing | March 2024 9 Q4 2023 Discussion Points Significant Positives Strong New Business Gains at rates that meet our pricing goals and underwriting criteria Strong Retention Earning New Business and Retaining Existing Insureds While Maintaining Pricing and Underwriting Discipline Workers’ Compensation Increase in Full Year Loss Ratio Due to the Continuation of Higher Than Anticipated Loss Trends Medical Inflation Became More Evident in Q3 and has Continued into Q4 We Anticipate This Trend Will Affect the Broader Work Comp market and Should Lead to More Favorable Market Conditions. *All prior period segment information has been recast to conform with our current segment reporting structure

ProAssurance Investor Briefing | March 2024 10 ProAssurance Specialty Property & Casualty • Healthcare Professional Liability (HCPL) insures healthcare providers and facilities, including E&S coverages • The Small Business Unit insures podiatrists, chiropractors, dentists, and lawyers • Medmarc insures medical technology and life sciences companies that manufacture or distribute products and those conducting clinical trials • Includes the underwriting results from our participation in Lloyd's of London Syndicate 1729 and 6131 Eastern Alliance Workers’ Compensation • Specialty underwriter of workers’ compensation products and services • Focused in the East, South, and Midwest regions of the United States • Guaranteed cost, policyholder dividend, retro-rated, deductible, and alternative solutions policies available Inova Re/Eastern Re SPC Reinsurance • Segregated Portfolio Company structure • Workers’ compensation and healthcare professional liability coverage in a Cayman-based captive • Industries include healthcare, forestry, staffing, construction, petroleum, marine and recreation, and social services ProAssurance Corporate • Reports our investment results, interest expense, and U.S. income taxes • Includes corporate expenses and includes non-premium revenues generated outside of our insurance entities • Company-wide administrative departments reside in ProAssurance Corporate • Includes Investment results and assets solely allocated to our Lloyd’s Syndicate operations, net of U.K. income tax expense ProAssurance Reports Financial Results in Four Segments

Specialty Property & Casualty

- Deep **expertise** and broad product spectrum in healthcare and related sciences
- Consolidation in HCPL → demand for **comprehensive insurance solutions**
- Small Business Unit → deliver products and services efficiently to the **small business healthcare community** and related businesses
- Life Sciences → offer liability solutions to companies that develop, test, and deliver **healthcare products** in the U.S. and worldwide

ProAssurance Specialty Property & Casualty Premiums (Trailing Twelve Months)

- Healthcare Professional Liability Insurance
  - Standard Physicians: $420M
  - Specialty Healthcare: $217M
- Small Business Unit: $99M
- Life Sciences: $45M
- Tail & Other Coverages: $34M
- Lloyd's Syndicates: $20M

Gross Premiums Written
Trailing Twelve Months
$835M

12/31/2023 Subject to rounding

ProAssurance Investor Briefing | March 2024
11

Workers' Compensation Insurance

Disciplined individual account underwriting with focus on rate adequacy in rural territories

- Guaranteed Cost Policies
- Loss-Sensitive Dividend Plans
- Deductible Plans
- Retrospective Rating Plans
- ParallelPay–"Pay as you Go"
- Specialty Risk (high hazard)
- Claims Administration and Risk Management

Top 10 Classes of Business by Payroll Exposure

(Traditional Business*)

as of 12/31/2023



Colleges & Schools
Clerical & Office
Physicians & Dentists
Hospitals
Retirement & Life Care Community
Automobile Dealers
Outside Sales
Restaurants
Fast Food Restaurants
Banks
Healthcare Related
Non-Healthcare
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
18.0%

ProAssurance. Treated Fairly

fresh outlooks. eastern ALLIANCE better outcomes.

Dedicated to effective claims management and returning injured workers to wellness

- Wide **diversification** – over 600 class codes and 32 market segments, primarily in rural territories
- Opportunity for **organic growth** outside of Pennsylvania and Indiana
- Proactive claim-closing strategies key to being recognized as a **short-tail writer** of workers' compensation
  - *Between 2013 and 2022, averaged approximately 40% faster claims closure rate than industry*
  - *36 claims open from 2016 and prior, net of reinsurance*
  - *Pharmacy spend as a percent of medical payments of 3.4% compared to the industry average of 7%*
- Value-added risk management services and claims/underwriting expertise cement **brand loyalty**

*Excludes alternative markets business ceded to the Segregated Portfolio Cell Reinsurance segment

ProAssurance Investor Briefing | March 2024

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Segregated Portfolio Cell Reinsurance

ProAssurance. Treated Fairly

Inova

- HCPL and workers' compensation **captive insurance solutions** through Inova Re (Cayman Islands)
- SPCs are a **high ROE product** with favorable retention results
- Low capital requirement

ProAssurance
Fronting Arrangement
Inova Re
Agency Group or Association establishes a cell
Individually capitalized cells (companies) exist within the Inova Re structure. Assets of each are segregated from others.
ProAssurance/Eastern participates in select cells
Services
Underwriting
Claims Administration
Risk Management
Reinsurance
Audit
Asset Management
Fee Income to PRA
Services + Cell Rental Fees + Participation in profits/losses of selected cells

- Strategic partnerships with select independent agencies looking to manage controllable expenses
- Alternative market solutions are in high demand
- Value-added risk management services and claims/underwriting expertise

As of 12/31/2023

- Gross premiums written YTD: $70M
  - Workers' Compensation Insurance: $64M
  - Healthcare Professional Liability: $6M
- 23 active cells

ProAssurance Investor Briefing | March 2024
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ProAssurance Investor Briefing | March 2024 14 $429M total debt principal at 12/31/2023 $179M of Contribution Certificates from NORCAL acquisition $125M Revolving Credit Agreement $125M Term Loan On November 15, 2023, ProAssurance refinanced its $250M Senior Notes with a $125M draw on its revolver and a $125M term loan with a total interest rate of 5.3% and 5.5%, respectively, as of December 31, 2023. The interest rates include a base rate of 3.2% which is effectively fixed by utilizing two interest rate swaps, plus a variable margin of 2.1% and 2.3%, respectively, that’s based on ProAssurance’s debt to cap ratio as of 9/30/23. The term loan is repayable in equal quarterly installments and any unpaid amounts under both facilities are due April 2028. ProAssurance Leverage Update Targeted Premium to Equity ratio is 0.75:1 Financial Leverage – Debt to Capital Operating Leverage – Premiums to Equity 16% 16% 16% 24% 24% 25% $- $0.5 $1.0 $1.5 $2.0 2018 2019 2020 2021 2022 2023 $ in billions Debt Capital Debt to Capital 0.54 0.56 0.55 0.62 0.92 0.89 0.53 0.57 0.59 0.63 0.72 0.75 $- $0.4 $0.8 $1.2 $1.6 2018 2019 2020 2021 2022 2023 $ in billions Net Premiums Written Equity Premiums to Equity Premiums to Equity (excluding AOCI)

Financial Ratings & Balance Sheet Highlights

ProAssurance. Treated Fairly

- ProAssurance is recognized for our **financial strength** by top rating agencies
- We maintain a balance sheet that ensures **stability and security** for our customers
- Our **conservative reserving philosophy** enables success over the insurance cycles

Rating Agency	Financial Strength Rating	Date
AM Best	A	6/6/2023
Fitch	A-[1]	10/20/2022

All Public Debt Retired on November 15, 2023[2]

[1] Excludes NORCAL Group, which has not yet been rated by Fitch

[2] On November 15, 2023, ProAssurance refinanced its $250M Senior Notes with a $125M draw on its revolver and a $125M term loan with a total interest rate of 5.3% and 5.5%, respectively, as of December 31, 2023. The interest rates include a base rate of 3.2% which is effectively fixed by utilizing two interest rate swaps, plus a variable margin of 2.1% and 2.3%, respectively, that's based on ProAssurance's debt to cap ratio as of 9/30/23. The term loan is repayable in equal quarterly instalments and any unpaid amounts under both facilities are due April 2028.

All financial rating information is available on our website: https://investor.proassurance.com/financial-information/financial-ratings/default.aspx

Balance Sheet Highlights 12/31/2023	
Total Assets	$5,631,925
Total Investments	$4,349,781
Net Loss Reserves	$3,401,281
Total Debt (less Issuance Costs)	$427,133
Shareholders' Equity	$1,111,980
Book Value per Share	$21.82

$ in thousands, except per share data

ProAssurance Investor Briefing | March 2024

15

Operational Discipline Designed for Ultimate Success in Competitive Markets

ProAssurance Investor Briefing | March 2024 17 A Foundation in Excellence “From our earliest days, we have operated with a strategy both responsive to near-term challenges and proactive to long-term opportunity.” -Ned Rand President & CEO Superior brand identity and reputation in the market Specialization • Deep expertise and commitment to our customers throughout the insurance cycles enable us to outperform our peers over time Experienced & Collaborative Leadership • Average executive leadership tenure of 20 years with PRA or subsidiaries History of Successful M&A • Selective M&A with best-in-class partners, and nearly 20 transactions in our 47 year history Scope & Scale • Regional hubs combined with local knowledge of market dynamics and regulatory environments

Strategic Initiatives Drive our Competitiveness

ProAssurance. Treated Fairly

Current Strategic Initiatives

SP&C Innovation and Operational Excellence

- Launch a state-of-the-art workflow solution across the segment
- Develop and launch a next generation online portal for customers and agents to provide superior service for our agency partners and insureds
- Begin filing a new standard policy form and underwriting manual to facilitate service and automation

SP&C Product and Program Innovation Working Group

- Build out data science and predictive analytics strategy
- Continue implementation of predictive underwriting model for select specialties
- Develop and launch of straight through processing technologies for homogeneous account types
- Evaluate and consult on new product and program ideas and initiatives across Specialty P&C

ProAssurance Investor Briefing | March 2024

18

Strategic Initiatives Drive our Competitiveness

Current Strategic Initiatives

Workers' Compensation Insurance Strategic Focus

- Implementing new integrated policy, claims, risk management, and billing system.
- Capitalize on InsurTech investments, including underwriting and claims data analytics to guide and support operational decisions, to enhance profitability, productivity and efficiency.
- Continue to evaluate and further strengthen medical care and cost management strategies to minimize the impact of medical inflation.

Corporate Segment

- Increase investment income through investment leverage and reinvesting of portfolio maturities
- Execute a defined statutory consolidation strategy
- Manage talent-acquisition and retention strategies to build and maintain high-quality talent

ProAssurance Investor Briefing | March 2024

19

ProAssurance Investor Briefing | March 2024 20 Returning to Sustained Profitability is Our Highest Priority Operationally Reflecting challenging market realities in our drive for rate and through our rigorous underwriting New and renewal business is being written at rates we believe will ultimately perform better than the business we are non-renewing We are not afraid to walk away from under priced business We will not grow for growth’s sake—better to shrink to profitability Corporately We recognize the need for higher ROE Our strategies for returning to profitability will drive us to higher ROE and, in turn, should positively affect the price of our stock Capital management is constantly evaluated Suspended our cash dividend in May 2023 $27 million in cash dividend paid between January 1, 2021 and May 31, 2023 Share repurchases have totaled $50.5 million since May 2023 We continue to believe there is value embedded in our shares and will consider repurchasing shares opportunistically.

Appendix

ProAssurance Investor Briefing | March 2024 22 Income Statement Highlights (12/31/23) In millions, except per share data | Subject to rounding Three Months Ended Year Ended December 31 2023 2022 2023 2022 Gross Premiums Written $ 208.8 $ 224.5 $ 1,082.3 $ 1,104.0 Net Premiums Earned $ 247.3 $ 258.2 $ 977.4 $ 1,029.6 Net Investment Result $ 35.0 $ 27.8 $ 135.2 $ 100.9 Net Investment Gains (Losses) $ 10.7 $ 12.5 $ 13.8 $ (33.2) Total Revenues $ 297.0 $ 294.7 $ 1,137.2 $ 1,106.7 Net Losses and Loss Adjustment Expenses $ 195.2 $ 191.6 $ 800.5 $ 776.8 Underwriting, Policy Acquisition & Operating Expenses $ 82.0 $ 77.6 $ 300.7 $ 307.3 Goodwill impairment $ — $ — $ 44.1 $ — Net Income (Loss) (Includes Investment Gains & Losses) $ 6.4 $ 13.9 $ (38.6) $ (0.4) Non-GAAP Operating Income (Loss) $ (2.5) $ 7.6 $ (7.3) $ 22.9 Non-GAAP Operating Income (Loss) per Diluted Share $ (0.05) $ 0.14 $ (0.14) $ 0.42

ProAssurance Investor Briefing | March 2024 23 Current Accident Year Net Loss Ratio 77.5% 78.6% 82.6% 81.7 % Effect of Prior Accident Year Reserve Development (0.7%) (0.4%) 0.1% (2.8%) Net Loss Ratio 76.8% 78.2% 82.7% 78.9 % Underwriting Expense Ratio 28.1% 25.8% 25.8% 25.2 % Combined Ratio 104.9% 104.0% 108.5% 104.1 % Specialty P&C Financial Highlights (12/31/23) Three Months Ended Year Ended December 31 2023 2022 2023 2022 Gross Premiums Written $ 161.8 $ 176.6 $ 835.4 $ 856.9 Net Premiums Earned $ 193.6 $ 199.9 $ 755.8 $ 793.4 Total Revenues $ 195.2 $ 200.8 $ 760.5 $ 798.5 Net Losses & Loss Adjustment Expenses $ (148.6) $ (156.4) $ (624.8) $ (626.0) Underwriting, Policy Acquisition & Operating Expenses $ (54.4) $ (51.5) $ (195.3) $ (199.8) Segment Results $ (7.8) $ (7.0) $ (59.6) $ (27.3) In millions, except ratios | Subject to rounding

ProAssurance Investor Briefing | March 2024 24 Workers’ Compensation Insurance Financial Highlights (12/31/23) Three Months Ended Year Ended December 31 2023 2022 2023 2022 Gross Premiums Written $ 47.0 $ 47.8 $ 246.9 $ 247.1 Net Premiums Earned $ 38.3 $ 41.9 $ 160.0 $ 166.4 Total Revenues $ 38.6 $ 42.4 $ 161.9 $ 168.6 Net Losses & Loss Adjustment Expenses $ (37.5) $ (28.1) $ (139.3) $ (111.4) Underwriting, Policy Acquisition & Operating Expenses $ (14.1) $ (13.9) $ (55.1) $ (54.7) Segment Results $ (13.0) $ 0.3 $ (32.5) $ 2.4 Current Accident Year Net Loss Ratio 97.9% 71.8% 81.3% 71.8 % Effect of Prior Accident Year Reserve Development —% (4.8%) 5.8% (4.8%) Net Loss Ratio 97.9% 67.0% 87.1% 67.0 % Underwriting Expense Ratio 36.9% 33.2% 34.4% 32.9 % Combined Ratio 134.8% 100.2% 121.5% 99.9 % In millions, except ratios | Subject to rounding

Segregated Portfolio Cell Reinsurance Financial Highlights (12/31/23)

PROASSURANCE. Treated Fairly

Inova®

	Three Months Ended		Year Ended	
	December 31			
	2023	2022	**2023**	2022
Gross Premiums Written	**$ 14,335**	$ 16,055	**$ 70,259**	$ 78,937
Net Premiums Earned	**$ 15,390**	$ 16,463	**$ 61,546**	$ 69,810
Net Investment Income	**664**	412	**2,289**	1,029
Net Investment Gains (Losses)	**1,850**	1,159	**3,680**	(3,067)
Other Income (Loss)	**2**	1	**5**	2
Net Losses & Loss Adjustment Expenses	**(9,120)**	(7,141)	**(36,363)**	(39,310)
Underwriting, Policy Acquisition & Operating Expenses	**(5,213)**	(5,114)	**(20,457)**	(20,316)
SPC U.S. Federal Income Tax Expense	**(278)**	(335)	**(1,629)**	(1,759)
SPC Net Results	**3,295**	5,445	**9,071**	6,389
Segregated Portfolio Cell Dividend (Expense)/Income	**(3,064)**	(4,976)	**(6,234)**	(6,673)
Segment Results	**$ 231**	$ 469	**$ 2,837**	$ (284)
Current Accident Year Net Loss Ratio	**68.0 %**	58.2 %	**65.5 %**	65.3 %
Effect of Prior Accident Year Reserve Development	**(8.7%)**	(14.8%)	**(6.4%)**	(9.0%)
Net Loss Ratio	**59.3 %**	43.4 %	**59.1 %**	56.3 %
Underwriting Expense Ratio	**33.9 %**	31.1 %	**33.2 %**	29.1 %
Combined Ratio	**93.2 %**	74.5 %	**92.3 %**	85.4 %

In thousands, except ratios | Subject to rounding

ProAssurance Investor Briefing | March 2024

25

ProAssurance Investor Briefing | March 2024 26 Corporate Financial Highlights (12/31/23) Three Months Ended Year Ended December 31 2023 2022 2023 2022 Net investment income $ 33.0 $ 28.4 $ 126.1 $ 94.9 Equity in earnings (loss) of unconsolidated subsidiaries $ 1.3 $ (1.1) $ 6.8 $ 4.9 Net investment gains (losses) $ 8.3 $ 2.3 $ 5.1 $ (39.1) Other income $ 3.0 $ (4.2) $ 8.3 $ 6.2 Operating expenses $ 9.2 $ 8.1 $ 34.0 $ 34.7 Interest expense $ 6.7 $ 5.5 $ 23.2 $ 20.4 Income tax expense / (benefit) $ 3.4 $ 0.8 $ (0.5) $ (5.4) Segment results $ 26.5 $ 11.2 $ 89.8 $ 17.3 In millions | Subject to rounding

ProAssurance Investor Briefing | March 2024 27 YTD 2023 Net Investment Result and Equity Rollforward Data shown in thousands 2023 Beginning Equity $1,104,018 Common Shares Required (50,488) Employee Stock Transactions 5,637 Earnings (38,604) Dividends (2,701) OCI 94,118 Total Equity $1,111,980 ($ in thousands) 12/31/2023 12/31/2022 Change Net Investment Income Fixed maturities $ 113,721 $ 93,736 $ 19,985 Equities 4,610 3,706 904 Short-term investments including Other 15,476 5,681 9,795 BOLI 2,489 1,141 1,348 Investment fees and expenses (7,877) (8,292) (415) Net investment income 128,419 95,972 32,447 Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs 9,196 11,954 (2,758) Tax credit partnerships (2,405) (7,066) 4,661 Equity in earnings (loss) 6,791 4,888 1,903 Net investment result $ 135,210 $ 100,860 $ 34,350

ProAssurance Investor Briefing | March 2024 28 Investment Philosophy & Portfolio (12/31/23) Total Investments $4.35 Billion 03/31/2023 Subject to rounding Details of our investment portfolio are available on our website at https://investor.proassurance.com/financial-information/quarterly-investment-supplements/default.aspx 14% 12% 11% 8% 7%5% 8% 6% 5% 20% 4% AAA A A+ BBB+ Below Investment Grade or Not Rated BBB A- AA- AA AA+ BBB- Fixed Maturity Credit Quality Portfolio Statistics 4Q23 4Q22 Avg Income Yield 3.1% 2.5% Wtd Avg Duration 3.25 3.50 Commentary Effective stewardship of capital ensures a position of financial strength through turbulent market cycles Optimizing our allocations for better risk-adjusted returns. Ensures non-correlation of returns Ongoing analysis of holdings to ensure lasting quality and profitability ABS 24% BOLI 2% Bond Funds 3% Corporate 40% Fixed Maturies Trading 1% Other 2% Short Term 5% Private Equity 3% Private Credit 2% State/Muni 11% Real Estate 1% US Govt/Agency 6%

ProAssurance Investor Briefing | March 2024 29 Combined Tax Credits Portfolio Detail & Projections The total credits column represents our current estimated schedule of tax credits that we expect to receive from our tax credit partnerships. The actual amounts of credits provided by the tax credit partnerships may prove to be different than our estimates. These tax credits are included in our Tax Expense (Benefit) on our Income Statement (below the line) and result in a Tax Receivable (or a reduction to a Tax Liability) on our Balance Sheet.

ProAssurance Investor Briefing | March 2024 30 Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is Non-GAAP operating income (loss), a Non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the after-tax effects of net realized investment gains or losses, foreign currency exchange gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe Non-GAAP operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income (loss) computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES

© ProAssurance Corporation. All rights reserved. MAILING ADDRESS: ProAssurance Corporation 100 Brookwood Place Birmingham, AL 35209 CONTACT: Dana Hendricks EVP, Chief Financial Officer 205.877.4462 DanaHendricks@ProAssurance.com